Ex. 99.28(h)(23)

Plan Of Reorganization

This Plan of Reorganization is dated April 27, 2020, by and among the JACKSON VARIABLE SERIES TRUST (“JVST”), a Massachusetts business trust; the JNL VARIABLE FUND LLC (“JNLVF”), a Delaware limited liability company; and the JNL SERIES TRUST (“JNLST”), a Massachusetts business trust, on behalf of each of respective JVST and JNLVF acquired fund (collectively, the “Acquiring Funds”) and the respective JNLST acquiring fund (collectively, the “Acquiring Funds”), listed on Schedule A.

WHEREAS, JVST, JNLVF, and JNLST are each registered with the U.S. Securities and Exchange Commission in accord with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), each as an open-end management investment company, and each has established several separate series of shares (“funds”), with each fund having its own assets and investment policies;

WHEREAS, each Acquiring Fund is a “shell” series of JNLST without assets (other than nominal seed capital) or liabilities, created for the purpose of acquiring the assets and liabilities of each respective Acquired Fund;

WHEREAS, JVST’s Board of Trustees, including a majority of the Trustees who are not interested persons of JVST, has determined that participation in the transactions described herein are in the best interests of each of its Acquired Funds, and that the interests of the existing shareholders of each of its Acquired Funds will not be diluted as a result of the transactions described herein;

WHEREAS, JNLVF’s Board of Managers, including a majority of the Managers who are not interested persons of JNLVF, has determined that participation in the transactions described herein are in the best interests of each of its Acquired Funds, and that the interests of the existing members of each of its Acquired Funds will not be diluted as a result of the transactions described herein;

WHEREAS, JNLST’s Board of Trustees, including a majority of the Trustees who are not interested persons of JNLST, has determined that participation in the transactions described herein are in the best interests of each of its Acquiring Funds, and that the interests of the existing shareholders of each of its Acquiring Funds will not be diluted as a result of the transactions described herein;

WHEREAS, Article II, Section 2.1 of JVST’s Amended and Restated Declaration of Trust, dated April 27, 2015, as amended September 25, 2017 (the “JVST Declaration of Trust”), authorizes the Board of Trustees to conduct the business of JVST and carry on its operations;

WHEREAS, Article III, Section 1 of JNLVF’s Amended and Restated Operating Agreement, adopted December 3, 2014 (the “Operating Agreement”), authorizes the Board of Managers to conduct the business of JNLVF and carry on its operations;

WHEREAS, Article II, Section 2.1 of JNLST’s Amended and Restated Declaration of Trust, dated September 25, 2017 (the “JNLST Declaration of Trust”), authorizes the Board of Trustees to conduct the business of JNLST and carry on its operations;

WHEREAS, JVST’s Board of Trustees, including a majority of the Trustees who are not interested persons of JVST, has approved the reorganization of each of its Acquired Funds listed in Schedule A with and into the respective Acquiring Fund of JNLST listed in Schedule A (each a “Reorganization” and collectively, the “Reorganizations”);

WHEREAS, JNLVF’s Board of Managers, including a majority of the Managers who are not interested persons of JNLVF, has approved the Reorganizations of each of its Acquired Funds listed in Schedule A with and into the respective Acquiring Fund of JNLST listed in Schedule A; and

WHEREAS, JNLST’s Board of Trustees, including a majority of the Trustees who are not interested persons of JNLST, has approved the Reorganizations of each of the Acquired Funds of JVST and JNLVF listed in Schedule A with and into respective Acquiring Fund of JNLST listed in Schedule A.

1

NOW, THEREFORE, all the assets, liabilities, and interests of each respective Acquired Fund shall be transferred on the Closing Date to the respective Acquiring Fund, as described below; provided, that JVST’s Board of Trustees, JNLVF’s Board of Managers, or JNLST’s Board of Trustees may terminate this Plan of Reorganization at or prior to the Closing Date:

  The Closing Date shall be 8:59 a.m. on Monday, April 27, 2020;
  The obligations of the Acquired Fund and the Acquiring Fund to complete the transaction described herein shall be subject to receipt by the Acquired Fund and the Acquiring Fund of an opinion of Ropes & Gray LLP dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, for U.S. federal income tax purposes, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, current administrative rules, and court decisions, and assuming, among other assumptions, that the variable annuity contracts or variable life insurance policies funded by insurance company separate accounts that hold shares of the Funds (for purposes of this paragraph, each a “contract” and collectively, the “contracts”) and the insurance companies issuing the contracts are properly structured under Subchapter L of the Code, the Reorganization will not be a taxable event for contract owners (the “Tax Opinion”). The Tax Opinion will be based on certain factual certifications made by officers of the JVST, JNLVF, and JNLST, on behalf of each Fund and will also be based on reasonable assumptions. The Tax Opinion may state that it is not a guarantee that the tax consequences of the Reorganization will be as described above, and that there is no assurance that the Internal Revenue Service or a court would agree with the opinion.
  On or before the Closing Date, and before effecting the Reorganizations described herein, JNLST shall have received a satisfactory written opinion of legal counsel as to such transactions that the securities to be issued in connection with such transaction have been duly authorized and, when issued in accordance with this Plan of Reorganization, will have been validly issued and fully paid and will be non-assessable by JNLST, on behalf of each of its Acquiring Funds.
  In exchange for all of its shares of each respective Acquired Fund, each shareholder or member of such Acquired Fund shall receive a number of shares, including fractional shares, of the corresponding share class of the Acquiring Fund equal in dollar value to the number of whole and fractional shares that such shareholder or member owns in such Acquired Fund. Each shareholder or member of such Acquired Fund shall thereupon become a shareholder of the Acquiring Fund.
  For purposes of this transaction, the value of the shares of each of the Acquiring Funds and the Acquired Funds shall be determined as of 4:00 p.m., Eastern Time, on April 24, 2020. Those valuations shall be made in the usual manner as provided in the relevant prospectus of JVST, JNLVF, and JNLST.
  Upon completion of the foregoing transaction (and, notwithstanding anything to the contrary herein, within 24 months of the date hereof), each Acquired Fund shall be terminated and no further shares shall be issued by it. The classes of the JNLST’s shares representing each of the Acquired Funds shall thereupon be closed and the shares previously authorized for those classes shall be reclassified by JNLST’s Board of Trustees. The JVST’s Board of Trustees and management of JVST and the JNLVF’s Board of Managers and management of JNLVF shall respectively take whatever actions may be necessary under Massachusetts or Delaware, as applicable, and the 1940 Act to effect the terminations of each of the Acquired Funds.
  The costs and expenses associated with the Reorganizations will be borne by Jackson National Asset Management, LLC (“JNAM”), and no sales or other charges will be imposed on Contract Owners in connection with the Reorganizations.

A copy of each of the JVST Declaration of Trust and the JNLST Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. A copy of the Operating Agreement for JNLVF is on file with the Secretary of State of the State of Delaware. Notice is hereby given that this instrument is executed on behalf of JVST Trustees as Trustees, the JNLVF Managers as Managers, and the JNLST Trustees as Trustees, and is not binding on any of the Managers, Trustees, officers, members of JNLVF, or shareholders of JVST or JNLST individually, but only binding on the assets and properties of the Acquired Funds or the Acquiring Funds, respectively.

2

IN WITNESS WHEREOF, JVST and JNLVF, each on behalf of their respective Acquired Funds, and JNLST, on behalf of each of its Acquiring Funds, listed in Schedule A, have caused this Plan of Reorganization to be executed and attested in the City of Chicago, State of Illinois, on April 23, 2020, and effective April 27, 2020.

JACKSON VARIABLE SERIES TRUST

By:	/s/ Mark D. Nerud
Mark D. Nerud, Trustee, President, and Chief Executive Officer

Attest:	/s/ Susan S. Rhee
Susan S. Rhee, Vice President, Chief Legal Officer, and Secretary

JNL VARIABLE FUND LLC

By:	/s/ Mark D. Nerud
Mark D. Nerud, Trustee, President, and Chief Executive Officer

Attest:	/s/ Susan S. Rhee
Susan S. Rhee, Vice President, Chief Legal Officer, and Secretary

JNL SERIES TRUST

By:	/s/ Mark D. Nerud
Mark D. Nerud, Trustee, President, and Chief Executive Officer

Attest:	/s/ Susan S. Rhee
Susan S. Rhee, Vice President, Chief Legal Officer, and Secretary

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SCHEDULE A

ACQUIRED FUNDS OF JACKSON VARIABLE SERIES TRUST	ACQUIRING FUNDS OF JNL SERIES TRUST
JNL Conservative Allocation Fund	JNL Conservative Allocation Fund
JNL Moderate Allocation Fund	JNL Moderate Allocation Fund
JNL iShares Tactical Moderate Fund	JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund	JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund	JNL iShares Tactical Growth Fund
JNL/American Funds® Global Growth Fund	JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund	JNL/American Funds® Growth Fund
JNL/DFA U.S. Small Cap Fund	JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund	JNL/DoubleLine® Total Return Fund
JNL/Lazard International Strategic Equity Fund	JNL/Lazard International Strategic Equity Fund
JNL/Mellon Equity Income Fund	JNL/Mellon Equity Income Fund
JNL/Neuberger Berman Commodity Strategy Fund	JNL/Neuberger Berman Commodity Strategy Fund
JNL/PIMCO Investment Grade Credit Bond Fund	JNL/PIMCO Investment Grade Credit Bond Fund
JNL/T. Rowe Price Capital Appreciation Fund	JNL/T. Rowe Price Capital Appreciation Fund
JNL/WCM Focused International Equity Fund	JNL/WCM Focused International Equity Fund

ACQUIRED FUNDS OF JNL VARIABLE FUND LLC	ACQUIRING FUNDS OF JNL SERIES TRUST
JNL/Mellon DowSM Index Fund	JNL/Mellon DowSM Index Fund
JNL/Mellon MSCI World Index Fund	JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund	JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Communication Services Sector Fund	JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund	JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Financial Sector Fund	JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund	JNL/Mellon Healthcare Sector Fund
JNL/Mellon Energy Sector Fund	JNL/Mellon Energy Sector Fund
JNL/Mellon Information Technology Sector Fund	JNL/Mellon Information Technology Sector Fund

A-1